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EXHIBIT 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Biomerica, Inc.
Newport Beach, California

We hereby consent to the incorporation by reference, in the previously filed Registration Statements on Form S-8 (Nos. 333-33494, 333-00159 and 333-143346) of Biomerica, Inc. and Subsidiary, of our report dated August 25, 2008, relating to the consolidated financial statements as of May 31, 2008 and for the years ended May 31, 2008 and 2007, which appears in this Form 10-KSB.

/s/ PKF
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Certified Public Accountants
A Professional Corporation

San Diego, CA
August 28, 2008